ESCROW AGREEMENT

THIS ESCROW AGREEMENT (the “Agreement”) is dated as of March 15, 2010 by and among (i) CoConnect, Inc., a Nevada corporation (the "Company”), (ii) Noctua Fund Manager, LLC, a Delaware limited liability company (“NFM”), and (iii) Action Stock Transfer Corporation (the “Escrow Agent”) (The Company, NFM and the Escrow Agent may hereinafter be referred to individually as a “Party” and collectively as the “Parties”).

RECITALS

WHEREAS, on or about March 15, 2010, the Company issued NFM  a convertible promissory note in the amount of $181,000 (the “Note,” a copy of which has been attached hereto as Exhibit A) (Capitalized terms used and not otherwise defined herein that are defined in the Note shall have the meanings given to such terms in the Note);

WHEREAS, pursuant to the terms of the Note, the Company is required to reserve three times the number of shares of Common Stock convertible under the Note as of the Issuance Date equal to 54,300,000 shares of Common Stock (the “Escrow Pool”) which shall be held in the Company’s name and disbursed to NFM pursuant to the terms of this Agreement and the Note; and

WHEREAS, the Note may be converted, in whole or in part, at the sole discretion of NFM, into shares of the Company’s common stock from the shares held in the Escrow Pool (such converted shares being the “Conversion Shares”) pursuant to the terms of this Agreement and the Note;

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and other agreements described in this Agreement and the Note, and for good and valuable consideration, receipt of which is hereby acknowledged, the Parties hereby agree as follows:

ARTICLE I

GENERAL TERMS

1.1           Company Reservation.  The Escrow Agent shall reserve from the Company’s treasury the Escrow Pool which shall be reserved for the benefit of NFM and held in escrow pursuant to the terms of the Agreement and Note.

1.2           Intention to Restrict Issuance of the Escrow Pool.  The Company intends that Escrow Pool shall be reserved by the Escrow Agent pursuant to this Agreement and the Note. The Company hereby instructs the Escrow Agent to reserve the Escrow Pool as security pursuant to the terms of the Note and acknowledges these shares may not be issued for any other purpose other than pursuant to the Note at the instruction of NFM.

1.3           Escrow Agent Deliveries.  The Escrow Agent shall hold and release the Escrow Pool only in accordance with the terms and conditions of this Agreement and the Note.

1.4           Escrow Agent Compensation.                                                            The Escrow Agent’s compensation for acting as escrow agent pursuant to the terms of this Agreement shall consist of their normal transfer fees associated with the issuance of shares pursuant to this Agreement. The Escrow Agent shall receive an initial non-refundable deposit of $200 which shall be held by the Escrow Agent and credited against any subsequent issuance of Conversion Shares.

1.5           Ownership and Dispositive Rights. All shares held in the Escrow Pool shall be issued and held in the name of CoConnect, Inc. and shall deemed owned and under the voting control of the Company until or if released (and, once released, deemed owned by the person to whom released) from escrow, for purposes of Section 13 and Section 16 of the Securities Exchange Act of 1934, as amended. No other documentation, including, but not limited to a stock power, from any other party, including the Company, other than a Conversion Demand (as defined below) shall be required for the issuance of Conversion Shares as described in this Agreement.

1.5           Maximum Conversion.  NFM shall not be entitled to the issuance of any Conversion Shares which would result in beneficial ownership by NFM and its affiliates of more than 4.99% of the outstanding shares of the Company’s common stock on any conversion date. For the purposes of this Section, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder.  Subject to the foregoing, NFM shall not be limited to aggregate conversions of only 4.99% and aggregate conversion by NFM may exceed 4.99%. NFM may waive the issuance limitations described in this Section, in whole or in part, upon and effective after 61 days prior written notice to the Company.

ARTICLE II

RELEASE OF CONVERSION SHARES

2.1           Disbursement of Conversion Shares.  The Conversion Shares may be utilized to pay down the Note. In the event NFM elects to use such Conversion Shares to reduce the Note, the Escrow Agent shall release the Conversion Shares from the Escrow Pool upon NFM’s delivery to the Escrow Agent of a notice of conversion (a “Conversion Demand” a form of which has been attached hereto as Exhibit B) which shall state: (i) the amount of the NFM Note being converted; (ii) the Conversion Price; (iii) the number of Conversion Shares being converted from the Escrow Pool; and (iv) the current balance of the Note remaining after each Conversion Demand. The Company and the Escrow Agent shall record such reduction in the Note on their books and records. Such issuance of Conversion Shares pursuant to a Conversion Demand as described herein shall be at the sole discretion of NFM and shall require no action on the part of the Company or any other party.

2.2           Acknowledgement of NFM, the Company and Escrow Agent; Disputes.     The Parties acknowledge that the only terms and conditions upon which the Escrow Pool are to be released are set forth in this Agreement.  The Parties reaffirm their agreement to abide by the terms and conditions of this Agreement with respect to the release of the Conversion Shares from the Escrow Pool. Any dispute with respect to the release of Escrow Pool shall be resolved pursuant to this Agreement or by written agreement between NFM and the Company.

2.3           Continuity of Escrow Agent Relationship.                                                                           As long as any of the shares underlying the Escrow Pool remain in escrow for NFM’s benefit under this Agreement, the Company hereby warrants and represents they will not terminate, and pursuant to the terms of this Agreement, shall not be entitled to terminate, their relationship with the Escrow Agent without prior written consent of NFM.  This Section 2.3 shall survive and supercede any prior agreements between the Escrow Agent and the Company or any other party.

ARTICLE III

CONCERNING THE ESCROW AGENT

3.1           Escrow Agent Fees.  Any Escrow Agent fees associated with the issuance of Conversion Shares hereunder shall be due and payable to the Escrow Agent by the Company.

3.2           Duties and Responsibilities of the Escrow Agent.  The Escrow Agent's duties and responsibilities shall be subject to the following terms and conditions:

(a)           The Parties acknowledge and agree that the Escrow Agent (i) once in receipt of a Conversion Demand from NFM, shall not be responsible for or bound by, and shall not inquire into whether NFM is entitled to receipt of Conversion Shares pursuant to any other agreement or otherwise; (ii) shall be obligated only for the performance of such duties as are specifically assumed by the Escrow Agent pursuant to this Agreement; (iii) may rely on and shall be protected in acting or refraining from acting upon any written notice, including notice by facsimile transmission, instruction, instrument, statement, request or document furnished to it hereunder and believed by the Escrow Agent in good faith to be genuine and to have been signed or presented by the proper person or Party, without being required to determine the authenticity or correctness of any fact stated therein or the propriety or validity or the service thereof; and (iv) may assume that any person believed by the Escrow Agent in good faith to be authorized to give notice or make any statement or execute any document in connection with the provisions hereof is so authorized.

(b)           The Escrow Agent may at any time resign as Escrow Agent hereunder by giving fifteen (15) days prior written notice of resignation to NFM and the Company.  Prior to the effective date of the resignation as specified in such notice, NFM will issue to the Escrow Agent instructions authorizing delivery of the Escrow Pool to a substitute Escrow Agent selected by, and in the sole discretion of NFM.  Only in the event no successor Escrow Agent is named by NFM, the Escrow Agent may apply to a court of competent jurisdiction in the State of California  for appointment of a successor Escrow Agent, and to deposit the Escrow Pool with the clerk of any such court.

(c)           In the event of a dispute with respect to entitlement to any properties held by the Escrow Agent, the Escrow Agent may deposit said disputed properties with the Courts of the State or California after giving thirty (30) days notice to NFM and shall be absolved from all further liability with respect thereto.

(d)           The provisions of this Section shall survive the resignation of the Escrow Agent or the termination of this Agreement.

3.3           Dispute Resolution: Judgments.   If any dispute shall arise with respect to the delivery, ownership, right of possession or disposition of the Escrow Pool the Escrow Agent shall continue to follow the terms of the Agreement and issue the Conversion Shares pursuant to a Conversion Demand unless the Escrow Agent (i) receives written instructions from NFM, or (ii) deposits the Escrow Pool with any court of competent jurisdiction in California, in which event the Escrow Agent shall give thirty (30) days written notice thereof to the Company and NFM and shall after such period be relieved and discharged from all further obligations pursuant to this Agreement.

ARTICLE IV

GENERAL MATTERS

4.1           Termination.  This Agreement shall terminate upon the final release of Conversion Shares sufficient to satisfy all amount due and owing pursuant to the Note, or at any time upon written notice by NFM.

4.2           Notices.   All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such Party shall have specified most recently by written notice.  Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.  The addresses for such communications shall be:

If to the Company, to: CoConnect, Inc.	If to NFM, to: Noctua Fund Manager, LLC
If to the Escrow Agent, to: Action Stock Transfer Corporation

4.3           Assignment; Binding Agreement.  The rights and obligations pursuant to this Agreement shall be freely assignable by NFM without the prior written consent of any other Party.  Except as otherwise provided for herein, the rights and obligations of the Company and the Escrow Agent pursuant to this Agreement may not be assigned without prior written consent from NFM.  This Agreement shall enure to the benefit of and be binding upon the Parties hereto and their respective legal representatives, successors and assigns.

4.4           Severability.  In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal, or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the Parties hereto shall be enforceable to the fullest extent permitted by law.

4.5           Indemnification.    The Company agrees to hold harmless and indemnify the Escrow Agent and/or NFM from any claims or future claims, as the case may be, related to this Agreement. Additionally, the Company agrees to reimburse the Escrow Agent and/or NFM immediately for any and all expenses, including, without limitation, attorney fees, incurred by the Escrow Agent and/or NFM in connection with investigating, preparing to defend or defending, or otherwise being involved in, any lawsuits, claims or other proceedings arising out of or in connection with or relating in any manner, directly or indirectly, to this Agreement (as defendant, nonparty, or in any other capacity other than as a plaintiff, including, without limitation, as a party in an interpleader action). The Company further agrees that the indemnification and reimbursement commitments set forth in this paragraph shall extend to any controlling person, strategic alliance, partner, member, shareholder, director, officer, employee, agent or subcontractor of the Escrow Agent and/or NFM and their heirs, legal representatives, successors and assigns. The provisions set forth in this section shall survive any termination of this Agreement.

4.6           Counterparts/Execution.  This Agreement may be executed in any number of counterparts and by different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.  This Agreement may be executed by facsimile transmission and delivered by facsimile transmission.

4.7           Entire Agreement.  This Agreement along with Note constitute the entire agreement between the Parties hereto pertaining to the Escrow Pool and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties. There are no warranties, representations and other agreements made by the Parties in connection with the subject matter hereof except as specifically set forth in this Agreement and the Note.

4.8           Waivers and Amendments.  This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by all Parties, or, in the case of a waiver, by the Party waiving compliance.  Except as expressly stated herein, no delay on the part of any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any Party of any right, power or privilege hereunder preclude any other or future exercise of any other right, power or privilege hereunder.

4.9           Headings.  The division of this Agreement into articles, sections, subsections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

4.10           Law Governing this Agreement.  This Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to principles of conflicts of laws.  Any action brought by any Party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of California located inSan Diego County. All Parties and the individuals executing this Agreement agree to submit to the jurisdiction of such courts and waive trial by jury. The prevailing party shall be entitled to recover from the other Party its reasonable attorney's fees and costs. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law.  Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

4.11           Specific Enforcement, Consent to Jurisdiction.  The Parties acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the Parties shall be entitled to an injuction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity. The Parties hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper.  Nothing in this Section shall affect or limit any right to serve process in any other manner permitted by law.

SIGNATURE PAGE

IN WITNESS WHEREOF, the Parties have duly executed this Escrow Agreement as of the day and year first written above.

COMPANY: CoConnect, Inc. ___________________________ By: Its:	NFM: Noctua Fund Manager, LLC ___________________________ By: Its:
ESCROW AGENT Action Stock Transfer Corporation ___________________________ By: Its:

A FACSIMILE COPY OF THIS AGREEMENT SHALL HAVE THE SAME LEGAL EFFECT AS AN ORIGINAL OF THE SAME.

EXHIBIT A

Note

EXHIBIT B

Form of Conversion Demand

Dated _______________

Pursuant to the terms of the Note and Escrow Agreement (collectively the “Agreements”) by and between (i) CoConnect, Inc., a Nevada corporation ("CCON"), (ii) Noctua Fund Manager, LLC, a Delaware limited liability company (“NFM”), and (iii) Action Stock Transfer Corporation (the “Escrow Agent”), copies of which have already been delievered the Escrow Agent’s offices, NFM hereby demands the issuance of ____________ shares of CCON’s common stock (the “Conversion Shares”) pursuant to the Agreements. The Conversion Shares are to be issued via immediate mail delivery or, if applicable, via DWAC transfer as follows:

Account No.:
Broker:
Clearing Firm:
Clearing Firm DTC No.:
Issuer Name:
Issuer CUSIP No.

Amount of Note converted………………………	$
Conversion Price…………………………………………………….	$
Number of Conversion Shares to be Issued………………………..
Remaining Note balance…………………………………….	$

Regards,

Noctua Fund Manager, LLC

_________________________
By:
Its: